EXHIBIT 99.1

Stock Symbol Change to “MDST”

Ottawa, Canada - (Market Wire) – September 6, 2011 – Mindesta Inc. (“MDST” or the “Company”) (OTCBB: MDST) wishes to announce that its shares will begin trading on the OTCBB under the symbol MDST, effective September 7, 2011.  Prior to a one for 20 share consolidation, Mindesta was known as Industrial Minerals, Inc. and traded under the symbol IDSM.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction.

For additional information, please contact:  Gregory Bowes, CEO                          (613) 241-9959

This press release contains forward-looking statements, which can be identified by the use of statements that include words such as "could", "potential", "believe", "expect", "anticipate", "intend", "plan", "likely", "will" or other similar words or phrases. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. The Company does not intend, and does not assume any obligation, to update forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by applicable securities laws. Readers should not place undue reliance on forward-looking statements.

NO REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE CONTENTS OF THIS RELEASE.